Exhibit 10.1

                   SEPARATION AGREEMENT AND RELEASE

     This Separation Agreement and Release (the "Agreement") is made by and between San Jose Water Company (the "Company"), and Angela Yip ("Employee") dated as of ___[separation date]______, 2011.

                           RECITALS

     A. Employee is an employee of the Company, serving as Executive Vice President of Finance.

     B.  Employee serves as an Officer of San Jose Water
Company, SJW Land Company, SJW Corp., SJWTX, Inc. and Texas
Water Alliance Limited.

     C. The Company and Employee have agreed to a voluntary early retirement for Employee by which she shall cease employment with the Company and will cease to serve as an Officer of San Jose Water Company, SJW Land Company, SJW Corp., SJWTX, Inc. and Texas Water Alliance Limited.

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (each, a "Party" and collectively, the "Parties") hereby agree as follows:

                         AGREEMENT

     1. Separation. The Parties agree that Employee's employment with the Company will cease as of _____________ , 2011 (the "Separation Date"). By that same date, Employee shall cease to serve as an Officer of San Jose Water Company, SJW Land Company, SJW Corp., SJWTX, Inc. and Texas Water Alliance Limited and will no longer perform any further duties with such companies or render services in any other capacity to them. Accordingly on the Separation Date, Employee shall incur a separation from service for purposes of Section 409A of the Internal Revenue Code ("Section 409A"). Employee acknowledges that Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee through the Separation Date. However, Employee's existing account balance under the San Jose Water Company's Special Deferral Election Plan will be paid to Employee in accordance with the payment elections Employee has in effect under that plan, subject to any required six-month holdback of one or more of those payments as required under
Section 409A and the provisions of such plan.

     2. Consideration. If and only if this Agreement is timely executed by the Employee and not revoked by the Employee as set forth below, the Company agrees to pay
Employee the following amounts which Employee hereby acknowledges and agrees would not otherwise be payable to her in the absence of the general release required of her under this Agreement:

          a.  Cash Bonus.  A special bonus of Ten Thousand
Dollars ($10,000.00), less applicable withholdings, payable in a lump sum on the first day of the seventh month following her Separation Date;

          b. Years of Credited Service. The Company will credit the Employee with additional Years of Service under the Executive Supplemental Retirement Plan to the extent necessary to bring the Employee's total years of service under that plan to 27.28 years (with the maximum normal retirement benefit under such plan limited to sixty percent of the Employee's "Final Average Compensation", as such term is defined in the plan), and Employee acknowledges and agrees that her monthly pension under such plan shall commence and be paid in accordance with the payment elections made by the Employee under such plan and in conformity with the applicable requirements of Section 409A;

          c. Employee Benefits. The Company shall reimburse Employee for the COBRA coverage costs she incurs for continued medical and dental care coverage under the Company's employee group health plans through _____, _____. In order to obtain such reimbursement, Employee must submit appropriate evidence to the Company of each periodic payment of such COBRA coverage costs within thirty (30) days after the required payment date for those coverage costs, and the Company shall within thirty
(30) days after such submission reimburse Employee for that payment. The amount of such COBRA coverage costs eligible for reimbursement in any one calendar year shall not affect the amount of such coverage costs eligible for reimbursement in any other calendar year; and Employee's right to the reimbursement of such COBRA coverage costs cannot be liquidated or exchanged for any other benefit. To the extent any such reimbursements constitute taxable income to Employee, those reimbursements will be subject to the Company's collection of the applicable withholding taxes. In no event shall the Company reimburse more than $16,500 of such COBRA coverage costs.

          d. STI Bonus. In addition, Employee shall be entitled to a cash payment in the amount of $_______, less applicable withholdings, representing fifty percent (50%) of Employee's target 2011 STI bonus, with such payment to be made in a lump sum in calendar year 2012 when bonuses are paid to the other officers, but in no event will such payment be made to Employee prior to the first day of the seventh month following her Separation Date or later than March 31, 2012.

     3. Outstanding Equity Awards. Employee has been granted options in accordance with the SJW Corp. Long-Term Incentive Plan. Employee's cessation of service pursuant to this Agreement will, for purposes of the "Cessation of Service" provisions of her outstanding stock option agreements, be considered as a "Normal Retirement." All other terms and conditions of those options will be governed by the Long-Term Incentive Plan and relevant Stock Option Agreements. Any restricted stock unit awards granted to Employee that remain unvested on her Separation Date shall be immediately cancelled, and Employee shall cease to have any further right or entitlement to receive any shares of SJW Corp. common stock or other consideration under those cancelled awards.

     4. Return of Property. Employee shall promptly return to the Company all property of SJW Corp. or its subsidiaries, including, without limitation, keys, pass cards, lap tops, cellular phones, company vehicle, all other company equipment, tangible proprietary information, documents, books, records, reports, contracts, lists, computer disks (or other computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by Employee in the course of or incident to her employment with the Company.

     5. Confidential Information. Employee shall continue to maintain the confidentiality of all confidential and proprietary information of SJW Corp. or its subsidiaries and as required in the San Jose Water Company Employee Policies and Procedures, of which Employee acknowledged receipt. Specifically, Employee agrees that both during employment by the Company and after termination, Employee shall keep in confidence and trust all Confidential Information and proprietary information of SJW Corp. or its subsidiaries and of any client, customer, licensor or vendor of SJW Corp. or its subsidiaries (collectively "the Proprietary Information"), and shall not disclose such Proprietary Information or anything relating to such Proprietary Information without the prior written consent of the Company.

          a.  "Confidential Information" includes any
information and documents relating to or concerning business information, business plans, revenue plans or projections, business methodology, financial plans, technical information, strategic planning, actual or intended product features, know-how, show-how, processes, formulas, data, techniques, statistics, specifications, service design, rate plans and pricing, financial information, financial projections, trade secrets, ideas, sketches, drawings, models, software programs, improvements, inventions, techniques, source code, engineering information, strategies, forecasts, computer programs, copyrightable material, customer lists, clients, methodology, market research, market surveys, distribution plans, patentable inventions, current, future and proposed services or products and marketing strategies conceived by, owned, created, designed by, or pertaining to the Company, SJW Corp. or SJW Corp.'s subsidiaries, or any client, customer, licensor or vendor of the Company.

          b. At all times, both during the remaining duration of employment and after termination Employee shall not use any Proprietary Information or anything relating to such Proprietary Information without the prior written consent of the Company, except as strictly necessary to perform the services required by the Company prior to the effective date of Employee's termination from the Company. All documents, records, magnetic storage media and information thereon, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished by the Company or produced by the Employee or others in connection with the employment with the Company shall be and remain the sole property of the Company and shall be returned to it immediately as and when requested by the Company.

          c. Employee shall return and deliver all such property upon termination of employment and Employee will not retain, remove or take any such property or any reproduction of such property upon such termination. Without limiting the foregoing, Employee shall return all of Proprietary Information, and all copies of any Proprietary Information, including without limitation notes, memoranda and other documents concerning the Proprietary Information, to the Company, upon termination of employment and within five business days after request therefore by the Company.

     6. Release of Claims. In consideration of the covenants and promises set forth in this Agreement, Employee forever releases and discharges the Company and the Company's officers, directors, employees, agents, parents, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, the Company's parent corporation, SJW Corp., and its officers, directors, employees, agents, parents, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, and any affiliated entities of the Company and/or SJW Corp., including but not limited to SJW Land Company, SJWTX, Inc., and Texas Water Alliance Limited and those entities' officers, directors, employees, agents, parents, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the "Releasees"), from, and agree not to sue or otherwise initiate legal or dispute resolution proceedings against the Releasees concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Separation Date of this Agreement, including but not limited to:

          a. any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          b. any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the parent Company, SJW Corp. whether pursuant to stock options or otherwise, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; disparaging statements; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and workers compensation and disability;

          d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (the "ADEA"), the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the Family and Medical Leave Act; the California Family Rights Act; the California Fair Employment and Housing Act, and the California Labor Code, including, but not limited to, California Labor Code Sections 1400-1408;

          e. any and all claims for violation of the federal, or any state, constitution;

          f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          g. any and all claims for attorneys' fees and costs.

The Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred pursuant to the terms and provisions of this Agreement. This release also does not release claims that cannot be released as a matter of law, including, but not limited to: (1) Employee's right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company(with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company, and Employee's release of claims herein bars Employee from recovering such monetary relief from the Company); (2) claims under Division 3, Article 2 of the California Labor Code (which includes California Labor Code section 2802 regarding indemnity for necessary expenditures or losses by employee); (3) claims prohibited from release as set forth in California Labor Code section
206.5 (specifically "any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made"), (4) claims relating to payments and benefits to be provided Employee pursuant to the express terms of this Agreement, (5) claims for workers' compensation benefits or unemployment compensation, (6) health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and (7) claims that, as a matter of applicable law, are not waivable or otherwise subject to release.

     7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the ADEA and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that:

          a. She should consult with an attorney prior to executing this Agreement;

          b.  She has twenty-one (21) days from the later of
(i) the date she was presented with this Agreement or (ii) her Separation Date within which to consider this Agreement before executing it and delivering it to the Company;

          c. She has seven (7) days following her execution of this Agreement to revoke this Agreement;

          d. This Agreement shall not be effective until after the revocation period has expired;

          e. Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.
In the event Employee signs this Agreement and returns it to the Company in less than the applicable 21-day period identified above, Employee hereby acknowledges that she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.

If Employee revokes this Agreement within the applicable seven
(7)-day revocation period, this Agreement shall not be effective or enforceable, and Employee will not receive the items of consideration for this Agreement set forth in section
2 above.

     8. Civil Code Section 1542. The Parties represent that they are not aware of any claim they have against each other, other than the claims that are released by this Agreement. The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
      CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR
      HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH
      IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED
      HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statutory or common law principles of similar effect.

     9. No Pending or Future Lawsuits. Each Party represents that it/she has no lawsuits, claims, or actions pending in its/her name, or on behalf of any other person or entity, against the other Party or any other person or entity referred to herein. Each Party also represents that it/she does not intend to bring any claims on its/her own behalf or on behalf of any other person or entity against the other Party or any other person or entity referred to herein. Employee further agrees to waive any right to re-employment with the Company.

    10. Non-Disparagement. The Parties agree that it/she shall make no negative statements to third parties concerning, or take any action that disparages or denigrates the other Party, or its services, products, reputation, administration, employees, financial status, or operations, or take any action that damages or interferes with any of the other Party's existing or prospective business relationships.

    11. No Cooperation. The Parties agree that they will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the other Party to this Agreement and/or any officer, director, employee, agent, representative, stockholder or attorney of the other Party, unless under a subpoena or other court order to do so.

    12. Nondisclosure Agreement by the Company. Unless authorized in writing by Employee, Company agrees that it will make no disclosures concerning the Employee's employment or other information regarding the Employee except for confirming employment, job title, dates of service, and rate of pay, plus additional information as, and only as, required pursuant to subpoena or otherwise required by law.

    13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

    14.  Arbitration.

         a. The Parties agree that any and all disputes arising out of, relating to, or in connection with this Agreement, the interpretation, validity, construction, performance, breach, or termination hereof or any of the matters herein released, shall be subject to binding arbitration in Santa Clara County, California in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that each party in any arbitration shall be responsible for such party's costs.

         b. EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION 14, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EMPLOYEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, OR ANY OF THE MATTERS HEREIN TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS.

    15. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

    16. Successors and Assigns. Any references to the Company shall be interpreted to include a reference to any successor or resultant company in the event of a merger or acquisition or sale of substantially all of the Company's assets. Any such successor or resultant company shall be and remain liable for all of Company's responsibilities and obligations hereunder.

    17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

    18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

    19. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee's employment with, and separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and her compensation by the Company. This Agreement supersedes in its entirety any offer letter or other employment agreement which shall be of no further force or effect.

    20. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the President or Chief Executive Officer of the Company following approval of such amendment by the Company's Board of Directors or the Executive Compensation Committee thereof.

    21. Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of the State of California.

    22. Effective Date. If Employee timely signs the Agreement within the applicable twenty-one (21) day period provided in section 7 above, Employee has seven (7) days after she signs the Agreement to revoke it. In order to revoke the acceptance of the agreement effectively, Employee must provide written notice to W. Richard Roth, President and CEO, on or before that date, and in that event, Employee shall not become entitled to any of the items of consideration set forth in section 2 above. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Employee and has not been revoked by Employee before that date (the "Effective Date").

    23. Expiration of Agreement. This Agreement is executable until ____________, 2011 (the "Expiration Date").
This Agreement is null and void if the Company has not received a copy of the Agreement executed by the Employee on or before the Expiration Date.

    24. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

    25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          a.  They have read this Agreement;

          b. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          c. They understand the terms and consequences of this Agreement and of the releases it contains;

          d. They are fully aware of the legal and binding effect of this Agreement; and

          e. This release offer will expire on _________, 2011 if the Company has not received a copy of the Agreement executed by Employee as of that date.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                  SAN JOSE WATER COMPANY


Dated: __________, 2011          By:
                                     ____________________
                                     W. Richard Roth

                                 Title:  President and CEO


Dated: __________, 2011           EMPLOYEE


                                       ____________________
                                       Angela Yip